UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2020

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A Common Stock, par value $0.001 per share	BBGI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY AGREEMENTS OF CERTAIN OFFICERS.

On August 31, 2020, Beasley Mezzanine Holdings, LLC, a wholly owned subsidiary of the Beasley Broadcast Group, Inc. (“Holdings”), entered into an amended employment agreement with Marie Tedesco. The following summary of the amended employment agreement does not purport to be complete and is qualified by reference to the full text of the employment agreement, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Employment Agreement of Marie Tedesco

The amendment to the employment agreement between Holdings and Ms. Tedesco provides that Ms. Tedesco will serve as Chief Financial Officer and has a term that expires on December 31, 2020, subject to renewal for successive one year periods upon mutual agreement of Holdings and Ms. Tedesco in writing. The employment agreement entitles Ms. Tedesco to an annual base salary of $350,000 and the opportunity to earn an annual performance-based bonus award of $140,000. The employment agreement also provides for a restricted stock unit award of 15,000 restricted stock units which will vest in full on January 1, 2021, subject to Ms. Tedesco’s continued employment on such vesting date.

If Ms. Tedesco’s employment is terminated by Holdings without cause, then subject to Ms. Tedesco executing a release of claims and continued compliance with certain restrictive covenants, Ms. Tedesco will be entitled to receive base salary payments for the remainder of the term of the employment agreement or six months following termination, whichever is less, payable in a lump sum or in installments in the discretion of Holdings; provided, that this amount may be reduced by any compensation earned by Ms. Tedesco during the period in which such payments are made.

For purposes of Ms. Tedesco’s employment agreement, “cause” includes, but is not limited to, (i) conduct which reflects adversely upon and detracts from Ms. Tedesco’s value as Chief Financial Officer or Holdings’ public image or reputation; (ii) failure to perform according to or follow the policies and directives of Holdings; (iii) failure to perform the duties set forth in the employment agreement; (iv) fraud, theft or embezzlement; (v) arrest or conviction of any felony or other crime involving moral turpitude; (vi) gross or willful misconduct or negligence; (vii) breach by Ms. Tedesco of a material term of the employment agreement; (viii) insubordination; (ix) possession or consumption of liquor or illegal drugs on Holdings’ property, or reporting to work under the influence of alcohol or drugs; (x) illegal use or possession of a controlled substance; (xi) any violations of federal, state or local rules and regulations; (xii) payola or plugola; (xiii) unethical conduct; (xiv) failure to work in a harmonious manner with management or other employees; (xv) failure to comply with any rules or regulations of Holdings or any conduct inconsistent with the policies, procedures, or best interest of Holdings; (xvi) excessive absenteeism or tardiness; or (xvii) failure or refusal to perform the services required under the employment agreement for a period of two or more days for reasons other than vacation, illness, accident, injury, incapacity or authorized leave of absence.

The employment agreement also contains confidentiality provisions and certain restrictive covenants, including a non-competition covenant covering six months following termination and non-solicitation covenants covering 18 months following termination.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amendment to executive employment agreement by and between Beasley Mezzanine Holdings, LLC and Marie Tedesco dated as of August 31, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: September 3, 2020	By:	/s/ Marie Tedesco
	Name:	Marie Tedesco
	Title:	Chief Financial Officer

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